Exhibit 10.16

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 21, 2026, between TurboGen Ltd., an Israeli corporation (the “Company”), and each purchaser listed in Exhibit A attached hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company is a public company registered in Israel whose securities are listed for trade on the Tel Aviv Stock Exchange Ltd. (the “TASE”);

WHEREAS, the Company is currently in the process of exploring the direct registration of its Ordinary Shares for trading on a tier of the Nasdaq Stock Market LLC, a Trading Market in the United States; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Regulation S promulgated under the Securities Act (“Regulation S”) and, to the extent applicable, Section 4(a)(2) of the Securities Act, the Company desires to issue and sell to each Purchaser and each Purchaser, severally and not jointly, desires to purchase from the Company securities of the Company which shall be eligible for trading on a Trading Market in the United States following their issuance, subject to applicable securities Laws, the effectiveness of the Registration Statement and the applicable procedures of the Transfer Agent, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under Common Control with a Person.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Tel Aviv are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority with competent jurisdiction so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or Tel Aviv are generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” shall have the meaning ascribed to such term in Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Companies Law” means the Israeli Companies Law – 5759-1999, as amended, and the rules and regulations promulgated thereunder.

“Control”, as such term is defined in the Securities Law.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Investment Amount” means a total amount in United States dollars and in immediately available funds to be paid by the Purchaser for the purchase of such number of Ordinary Shares as set forth next to each Purchaser’s name in Exhibit A attached hereto.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any of the Transaction Documents.

“Milestone” means both (i) the SEC having completed its review of the Form F-1 with no further comments, and (ii) Nasdaq having completed its substantive review of the Company’s listing application and indicated that no further comments or substantive conditions remain outstanding, other than the consummation of the Closing, and other customary conditions required for final listing approval.

“Offshore Transaction” shall have the meaning set forth in Rule 902(h) of Regulation S.

“Ordinary Shares” means the ordinary shares of the Company, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Per Share Purchase Price” equals NIS 13.22, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement. For purposes of calculating the Per Share Purchase Price (denominated in NIS) for a Purchaser’s Subscription Amount (denominated in United States dollars), the most recent exchange rate published by the Bank of Israel prior to the Closing Date shall apply.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” means a registration statement registering with the Commission the resale by the Purchasers of the Shares under the Securities Act.

“Regulation S” means Regulation S promulgated by the Commission pursuant to the Securities Act, as the same may be amended or interpreted from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Law” means the Israeli Securities Law – 1968, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds. For purposes of calculating the Per Share Purchase Price (denominated in NIS) for such Purchaser’s Subscription Amount (denominated in United States dollars), the most recent exchange rate published by the Bank of Israel prior to the Closing Date shall apply.

“TASE” shall have the meaning ascribed to such term in the Recitals hereto.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares is listed or quoted for trading on the date in question: the TASE, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transaction contemplated hereunder.

“Transfer Agent” means the transfer agent company to be appointed by the Company in connection with the listing process, and thereafter any successor transfer agent of the Company.

“U.S. Person” shall have the meaning set forth in Rule 902(k) of Regulation S.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing.

The Company shall notify the Purchaser upon achievement of the Milestone. The Closing Date shall be a Business Day within one (1) Business Day of notice from the Company of the Milestone. On the Closing Date, upon the terms and subject to the conditions set forth herein, and upon satisfaction of the covenants and conditions to closing set forth in Sections 2.2 and 2.3, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the number and dollar amount of Shares set forth next to each Purchaser’s name in Exhibit A attached hereto, whereby each Purchaser, severally and not jointly, agrees to purchase the number of Shares as specified below such Purchaser’s name on the signature page of this Agreement to be purchased by it at the Closing. Each Purchaser shall deliver to the Company via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company, immediately upon effectiveness of the Registration Statement, shall deliver to each Purchaser its respective Shares and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely via the exchange of documents and signature or such other location as the parties shall mutually agree.

For the avoidance of doubt, all actions, deliveries and payments required to be effected at the Closing shall constitute one integrated transaction, and the Closing shall be deemed consummated only upon completion of all such actions, deliveries and payments, to the extent practicable, simultaneously.

Notwithstanding anything to the contrary herein, if, following the delivery by the Purchaser of its Subscription Amount or Investment Amount to the Company in connection with the Closing, Nasdaq’s final approval for the listing of the Shares on the applicable Trading Market is not obtained and the listing process is not completed, then the Company shall promptly, and in any event within two (2) Business Days after the Company becomes aware that such final approval will not be obtained or the listing process will not be completed, return to the Purchaser, by wire transfer of immediately available funds to an account designated by such Purchaser, the full amount funded by such Purchaser, without deduction, set-off or counterclaim. Without limiting the foregoing, if Nasdaq’s final approval for the listing of the Shares on the applicable Trading Market has not been obtained, and the listing process has not been completed, within seven (7) Business Days following the Closing, the Company shall promptly, and in any event within two (2) Business Days thereafter, return to each Purchaser, by wire transfer of immediately available funds to an account designated by such Purchaser, the full amount funded by such Purchaser, without deduction, set-off or counterclaim, unless otherwise agreed in writing by such Purchaser.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of the Board of Directors consent to the Company’s execution, delivery and performance of the Transaction Documents;

(iii) the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer.

(iv) a copy of the Registration Statement, including the preliminary prospectus contained therein filed with the Commission.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)  this Agreement duly executed by the Purchaser;

(ii) the Investment Amount, which shall be made available by wire transfer; and

(iii) the representations and certifications of such Purchaser set forth in Section 3.2, including the representations relating to Regulation S, being true and correct as of the Closing Date.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) the Milestone shall have been satisfied such that the Shares shall have been cleared for listing on the applicable Trading Market, subject only to customary conditions to listing; and

(vi) the Company shall have taken, or shall be prepared promptly following the Closing to take, all actions required pursuant to Section 4.1 to cause the removal of any restrictive legends and transfer restrictions applicable to the Shares.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transaction contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transaction contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or the Board of Directors in connection herewith or therewith, other than, the approval relating to meeting the Milestone.

(c) No Impediment; Notice of Changes. To the Company’s knowledge, as of the date hereof, the Company is not aware of any fact, circumstance or impediment that would reasonably be expected to preventor materially delay the receipt of any corporate, regulatory, Trading Market or other approval required for the consummation of the transaction contemplated by this Agreement, including the satisfaction of the Milestone and the listing or registration for trading of the Shares. The Company shall promptly notify each Purchaser in writing of any fact, circumstance, event or development that becomes known to the Company after the date hereof and that would reasonably be expected to prevent materially delay or materially adversely affect the satisfaction of the Milestone, the receipt of any approval required for the Closing, or the Company’s ability to consummate the Closing in accordance with this Agreement.

(d) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and the Company’s Articles of Association. The Company has reserved from its duly authorized capital stock the maximum number of Ordinary Shares issuable pursuant to this Agreement. The transaction is exempted from the prospectus requirements of the Securities Law, and does not constitute an offer and sale to the public pursuant to the Securities Law.

(e) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under Israeli or U.S. securities Laws is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. The offer and sale of the Shares to each Purchaser is intended to be made in reliance upon Regulation S under the Securities Act. The Company has not engaged, and will not engage any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States with respect to the offer or sale of the Shares and has complied, and will comply, with the applicable requirements of Rule 903 of Regulation S. The issuance and sale of the Shares hereunder does not contravene the Securities Law and the rules and regulations of the applicable Trading Market.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date).

For the avoidance of doubt, where a Purchaser is purchasing the Shares for and on behalf of one or more mutual funds under its management, the representations, warranties, covenants and agreements of such Purchaser in this Section 3.2 are made solely by such Purchaser in its capacity as fund manager of such mutual fund(s), and only with respect to the relevant mutual fund(s) on whose behalf such Purchaser is acting. Nothing in this Section 3.2 shall be deemed to create any personal liability of such Purchaser, or of any of its officers, directors, employees, portfolio managers or other representatives, beyond the Purchaser’s express obligations under the Transaction Documents.

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transaction contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transaction contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law. No other approval or consent from any person, entity or authority, is required by such Purchaser for the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is party, and any and all agreements and instruments ancillary hereto or thereto.

(b)  Own Account. Such Purchaser understands that it is acquiring the Shares for and on behalf of one or more mutual funds under its management, and not with a view to, or for distributing or reselling, such Shares or any part thereof in violation of the Securities Act or any applicable state securities law. Such Purchaser has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understanding with any other person to distribute, or regarding the distribution of, such Shares in violation of the Securities Act or any applicable state securities law; provided that this representation and warranty shall not limit such Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business as fund manager of such mutual fund(s). For the avoidance of doubt, the representations, warranties, covenants and agreements of such Purchaser in this Section 3.2 are made solely by such Purchaser in its capacity as fund manager of the relevant mutual fund(s), and only with respect to the mutual fund(s) on whose behalf such Purchaser is acting. Nothing herein shall be deemed to create any personal liability of such Purchaser, or of any of its officers, directors, employees, portfolio managers or other representatives, beyond the Purchaser’s express obligations under the Transaction Documents. Notwithstanding anything to the contrary in this Section, the Company acknowledges and agrees that the Purchaser may assign all or part of its rights and obligations under this Agreement to any Person to whom such assignment or transfer may be made in compliance with the Securities Act, including Regulation S, and all other applicable securities Laws, provided that (i) such Purchaser notifies the Company promptly of such assignment and (ii) such transferee agrees in writing to be bound, with respect to its respective portion in the Shares, by the provisions of the Transaction Documents that apply to the “Purchasers”, subject to the terms and conditions set forth in Section 5.7.

(b) Purchaser Status. At the time the Shares were offered to such Purchaser, at the time such Purchaser executed this Agreement, and at the Closing Date: (i) such Purchaser is not a “U.S. Person” as defined in Rule 902(k) of Regulation S and is not acquiring the Shares for the account or benefit of a U.S. Person; (ii) such Purchaser was outside the United States when the offer to purchase the Shares was made to it and is outside the United States at the time it executes this Agreement and its order to purchase the Shares is originated; (iii) the acquisition of the Shares by such Purchaser constitutes an “offshore transaction” within the meaning of Rule 902(h) of Regulation S; (iv) such Purchaser has not entered into any arrangement or understanding with any U.S. Person with respect to the transfer of the Shares or any beneficial interest therein; and (v) such Purchaser is acquiring the Shares in compliance with Regulation S and applicable securities Laws.

(c) No Directed Selling Efforts. Such Purchaser has not engaged, and will not engage, in any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States with respect to the Shares and has not taken, and will not take, any action that would cause the offer or sale of the Shares to fail to qualify for the safe harbor provided by Regulation S.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company’s business, assets and financial position and has reviewed and inspected all of the data and information provided to it by the Company in connection with the execution of this Agreement. The Purchaser acknowledges that (i) the issuance of the Shares hereunder does not constitute a promise or guaranty by the Company, its shareholders, officers or directors as to the financial, technological or commercial success of the Company or the future value of its shares, and (ii) the investment contemplated herein involves a high degree of risk that may result in the Purchaser losing its entire investment hereunder.

(e) Offshore Offering. Such Purchaser acknowledges that the offer and sale of the Shares to such Purchaser were made outside the United States in an Offshore Transaction in reliance upon Regulation S. Such Purchaser has not been solicited with respect to the Shares by means of any directed selling efforts in the United States.

(f) Except as detailed on the signature page hereto executed by such Purchaser, such Purchaser does not hold any securities of the Company immediately prior to the issuance of the Shares.

(g) There are no written or oral agreements between such Purchaser (or anyone on the Purchaser’s behalf) and any shareholder of the Company or others regarding the sale or purchase of the Company’s securities or voting rights.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Legends.

(a) Certificates or book-entry positions evidencing Shares may initially bear such restrictive legend or be subject to such stop-transfer or other transfer restrictions as are required under the Securities Act, Regulation S or otherwise reasonably required by the Transfer Agent at the time of issuance. Following the Closing, the Company shall, as promptly as practicable and in any event within seven (7) Business Days following the Closing, take all actions within its control that are necessary to cause any restrictive legend, stop-transfer instruction or other transfer restriction applicable to the Shares to be removed, including delivering any customary legal opinion, instruction letter or other documentation reasonably required by the Transfer Agent, provided that the removal of such legend or restriction is then permitted under the Securities Act and other applicable securities Laws. Notwithstanding the foregoing, such legend shall be removed (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the Purchaser shall provide the Company with a “no action” letter from the Commission or a legal opinion confirming the same.

(b) The Company shall use commercially reasonable efforts to cause the Transfer Agent to promptly effect the removal of any restrictive legend or stop-transfer instruction in accordance with Section 4.1(a), including by delivering to the Transfer Agent, at the Company’s expense, any customary legal opinion or instruction reasonably required by the Transfer Agent. In no event shall the Company make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer imposed by applicable securities Laws.

(c) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

(d) For the avoidance of doubt, the Shares shall be issued to the Purchasers free and clear of all Liens imposed by the Company, except for restrictions on transfer expressly set forth in this Agreement, the Registration Statement, applicable securities Laws, the Company’s Articles of Association, or such customary restrictions as may be reasonably required by the Transfer Agent at the time of issuance. If any lock-up, holding period, resale restriction, stop-transfer arrangement or other transfer limitation applies to the Shares under Israeli law, U.S. securities law or the rules of any applicable Trading Market, such restriction shall be expressly disclosed to the Purchasers in writing prior to the Closing.

4.2 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for the Company’s ordinary course of business operations.

4.3 Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of authorized and unissued Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement.

4.4 Listing of Ordinary Shares. The Company shall use commercially reasonable efforts to cause the Shares to be listed on the applicable Trading Market as promptly as practicable following the Closing and the receipt of Nasdaq’s final approval of the listing, and in any event within the time period contemplated by Section 2.1.

4.5  Regulatory Filings and Trading Approvals. The Company shall timely make all filings, reports and notices required to be made by the Company and use commercially reasonable efforts to obtain all approvals, confirmations and authorizations required of the Company under applicable law and the rules of any applicable Trading Market in connection with the offer, sale, issuance and listing or registration for trading of the Shares, including, to the extent required, any immediate report, notice to or approval of the TASE, Nasdaq, the Commission, the Israeli Securities Authority or any other applicable governmental authority or Trading Market.

4.6  Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated within fourteen (14) days from the date of this Agreement. This Agreement may be extended for an additional fourteen (14) days by mutual consent of the parties.

For the avoidance of doubt, nothing in this Section 5.1 shall limit or derogate from the Company’s refund obligations under Section 2.1 in the event that any Purchaser has funded its Subscription Amount or Investment Amount and Nasdaq’s final listing approval is not obtained or the listing process is not completed as provided therein.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. The Parties’ mailing and email addresses for the purpose of this Agreement are as set forth on the signature page of this Agreement or any other address notified by the Parties to each other and each notice delivered to by a party to the other party shall be deemed to have been delivered to the recipient on the day on which it was delivered to it personally, or three (3) days after its delivery by registered mail, or one (1) day after its delivery by email.

5.5 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, only with the written consent of the Parties.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise explicitly set forth in this Agreement.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transaction contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts sitting in the City of Tel Aviv. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the City of Tel Aviv, Israel for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transaction contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.13 Weekends, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised, on the next succeeding Business Day.

5.14 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

Confidentiality. The Purchaser shall not disclose or issue any public statement or press release concerning, or relating to, this transaction, without the prior written approval of the Company, of the substance and form of any such statement or release, except as may be required under applicable Law. Notwithstanding the foregoing, the Purchaser may disclose information concerning or relating to this transaction to its investors, regulator, trustee, investment committee, auditors, internal compliance and risk personnel, and any other person to whom disclosure is required under applicable Law, regulation, the relevant fund documents, fiduciary duties or ordinary reporting obligations; provided that such disclosure is limited to what is reasonably necessary in the circumstances.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TURBOGEN LTD.		Address for Notice:

By:		Email:
	Name:	Fax:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO TURBOGEN SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: ______________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount:

Investment Amount on the Closing

Shares: